Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-122804 on Form N-1A of our report dated February 23, 2021, relating to the financial statements and financial highlights of MML Blend Fund, MML Dynamic Bond Fund, MML Equity Fund, MML Equity Momentum Fund (formerly known as MML Asset Momentum Fund), MML Equity Rotation Fund, MML High Yield Fund, MML Inflation-Protected and Income Fund, MML Managed Bond Fund, MML Short-Duration Bond Fund, MML Small Cap Equity Fund, MML Special Situations Fund, MML Strategic Emerging Markets Fund and MML U.S. Government Money Market Fund, each a series of MML Series Investment Fund II, appearing in the Annual Report on Form N-CSR of MML Series Investment Fund II for the year ended December 31, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Disclosures,” “Independent Registered Public Accounting Firm,” and “Experts” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 29, 2021